As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-169345

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

(Exact name of registrant as specified in its governing instruments)

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael J. O’Hanlon
Chief Executive Officer and President

or

Terri Warren Reynolds

Senior Vice President – Legal and Secretary
Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Laura K. Sirianni, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public:  This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-169345) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Behringer Harvard Opportunity REIT II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-169345) declared effective July 5, 2011 (the “Follow-on Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Follow-on Registration Statement to deregister the 48,760,403 remaining unsold primary offering shares of its common stock and the 24,346,306 remaining unsold distribution reinvestment plan offering shares of its common stock. Pursuant to the Follow-on Registration Statement, the Company registered 50,000,000 shares of common stock for its primary offering and 25,000,000 shares of common stock for its distribution reinvestment plan offering.  By filing this Post-Effective Amendment No. 1 to the Follow-on Registration Statement, the Company hereby terminates the offering of all shares on the Follow-on Registration Statement and deregisters all shares that remain unsold under the registration statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 25, 2012.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:	/s/ Michael J. O’Hanlon
Michael J. O’Hanlon
Chief Executive Officer and President (Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Follow-on Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

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